                      SECURITIES AND EXCHANGE COMMISSION


                            WASHINGTON, D.C.  20549



                                   FORM 8-K


                                CURRENT REPORT



    Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



                       DATE OF REPORT:  JANUARY 15, 1998



                         MORRISON KNUDSEN CORPORATION


                        Commission File Number 1-12054



                            A Delaware corporation


                  IRS Employer Identification No. 33-0565601



                  MORRISON KNUDSEN PLAZA, BOISE, IDAHO 83729


                                 208/386-5000
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Item 5.  Other Material Important Events.


     On January 15, 1998, at a regularly scheduled meeting of its Board of Directors, Morrison Knudsen Corporation (the "Company") announced the termination of discussions between the Company and Dennis R. Washington, chairman of the Company's board, regarding the potential acquisition by the Company of Washington's interest in Montana Resources, Inc. (See the attached press release filed as Exhibit 99.1 hereto and incorporated herein by this reference.)



     The Company also announced that its Board of Directors has authorized the purchase, from time to time, of up to two million shares of its common stock, to counteract the dilutive effect of its issuances of stock under its stock option plans, and of up to 2.765 million of its warrants to purchase common stock.
Such purchases may be made in the open market pursuant to rule 10b-18 or through block trades, subject to market conditions.


                                   Signature
                                   ---------


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



                                            MORRISON KNUDSEN CORPORATION



January 15, 1998                                    /s/ Stephen G. Hanks
                                            By:_________________________________

                                               Stephen G. Hanks
                                               Executive Vice President,
                                               Chief Legal Officer and Secretary
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                                                                    EXHIBIT 99.1




MORRISON KNUDSEN CORPORATION                                        NEWS RELEASE

Morrison Knudsen Plaza/P. O. Box 73             For Further Information Contact:
Boise, Idaho 83729                                      Corporate Communications
Web Site:  www.mk.com                                      Phone: (208) 386-5255



FOR RELEASE:


                               JANUARY 15, 1998


         MK ENDS DISCUSSIONS WITH DENNIS WASHINGTON REGARDING PURCHASE

                             OF MONTANA RESOURCES


     BOISE -- At a regularly scheduled meeting of its Board of Directors today, Morrison Knudsen Corporation announced termination of discussions between MK and Dennis R. Washington, chairman of the company's board, regarding the potential acquisition of Washington's interest in Montana Resources Inc. (MRI). MRI is a partner in a copper mine in Butte, Montana.

     Since the August announcement of the potential transaction, a special committee of the Company's Board of Directors and MK management have performed ongoing analysis of factors relevant to the transaction. In light of the uncertainty regarding long-term copper prices due to, among other things, instability in the Asian economy, and also in light of the recent drop in MK's stock price, the parties were unable to finalize the terms of a definitive agreement and negotiations have terminated.

     MK also announced that its Board of Directors has authorized the purchase, from time to time, of up to two million shares of its common stock, to counteract the dilutive effect of its issuances of stock under its stock option plans, and of up to 2.765 million of its warrants to purchase common stock.
Such purchases may be made in the open market pursuant to rule 10b-18 or through block trades, subject to market conditions.

     Morrison Knudsen Corporation (MK--NYSE) has 8,500 employees at work in more than 35 countries, serving the transportation, environmental, heavy civil construction, industrial, process, mining, operations & maintenance, and power markets as an engineer and constructor.

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